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                                                                       Exhibit 5

                          [McBride Baker & Coles Letterhead]

                                                                November 4, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Ladies and Gentlemen:

    We are counsel to Hach Company a Delaware corporation (the "Company"). The Company is filing a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), in connection with the registration under the Act of 726,250 shares (the "Shares") of the Class A Common Stock, par value $1.00 per share, of the Company to be issued pursuant to awards under the Company's 1983 and 1993 Stock Option Plans (the "Plans").

    Assuming the Registration Statement is filed with and accepted by the Securities and Exchange Commission, the Shares, when issued and paid for in accordance with the Plans, will be legally issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the heading "Legal Opinions" in the Registration Statement.

                                       Very truly yours,

                                       /s/ McBride Baker & Coles


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